ENTERPRISE FINANCIAL SERVICES CORP
LONG TERM INCENTIVE PLAN GRANT AGREEMENT

This Long Term Incentive Plan Grant Agreement (the “Agreement”) is executed and delivered by Enterprise Financial Services Corp (the “Company”) and the undersigned grantee (“Grantee”).

1.Grant. The Company, with the approval of the Compensation Committee of the Board of Directors (the “Committee”) has granted (the “Grant”) to the Grantee the opportunity to earn the number of shares of Stock set forth in the Grantee’s Long Term Incentive Plan Grid (the “Grid”) delivered to Grantee on or after _________, 20__, subject to the terms, conditions and adjustments set forth in this Agreement, the Company’s 2013 Stock Incentive Plan, as amended (the “Plan”) and the Grid. This Agreement completely supersedes and replaces any prior form of terms, conditions, and agreements with respect to grants made on or after _________, 20__.

2.Grant Administration. This Grant is made under, and is subject to, all of the terms and provisions of this Agreement, the Grid and the Plan, as amended from time to time, which terms are incorporated herein by reference. Notwithstanding anything herein, the Plan or the Grid to the contrary, this Grant is subject to the Company’s Clawback Policy as amended from time to time. The Committee has been authorized by the Board of Directors to make any and all determination necessary to administer this Grant, including without limitation evaluation of the Company’s achievement of performance goals specified in the Grid. To the extent not specifically defined in this Agreement or the Grid, all capitalized terms used in this Agreement and the Grid will have the same meanings ascribed to them in the Plan.

3.Performance Period. The performance period for the Grant begins _________, 20__, and ends _________, 20__ (the “Performance Period”).

4.Payout. Subject to earlier termination of this Agreement below or as otherwise specifically provided herein, following the end of the Performance Period but no later than March 15 (such date, the “Award Date”) of the calendar year following the end of the Performance Period, the Company will deliver to Grantee fully vested shares of Stock based on the Company’s achievement of the Performance Goals set forth on the Grid (the “Award”); except that, the Company shall take such action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes pursuant to Section 8. No fractional Shares shall be issued, and any fractional shares of Stock shall be rounded down to the nearest whole share of Stock.

5.Performance Goals.

(a)    Any Award of Stock pursuant to this Grant is subject to satisfaction of the performance goals as set forth in the Grid. The Grid specifies two performance goals (“Goals”), approved by the Committee and the shareholders of the Company, which must be satisfied to receive any Stock under this Grant. Each Goal is assigned a “Threshold,” “Target” and “Exceptional” performance level and a corresponding number of shares of Stock contingent upon satisfaction of such level of performance. If actual performance for a Goal is less than Threshold, Grantee will receive no Award of Stock for such performance goal. If actual performance for a Goal falls between Threshold and Target or between Target and Exceptional, the Company will use straight line interpolation to determine the number of shares of Stock in the Award with respect to such goal, based on the number of shares of Stock specified in the Grid.

(b)    Notwithstanding any other provision of this Agreement, the number of shares of Stock awarded to Grantee with respect to a Goal will not exceed the number of shares of Stock specified for the Exceptional level of such Goal and no shares will be awarded to Grantee with respect to a Goal unless the “Threshold Level” is achieved for such Goal.

6.Termination. This Agreement and the Grid will terminate and be of no further force or effect on the date that Grantee is no longer actively employed by the Company or any of its subsidiaries, for any reason or no reason whether due to voluntary or involuntary termination, death, disability or retirement prior to the Award Date. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for full or partial Award of the Stock as it deems in the best interest of the Company upon a termination of Grantee’s employment due to death, disability (as the Committee may define in its discretion) or Change of Control; provided that any Award pursuant to this sentence shall be paid to Grantee not later than March 15 of the calendar year immediately following the year in which such termination of employment occurs.

7.Non-Transferability. Neither the grant nor any rights under this Agreement or the Grid may be assigned, transferred, or in any manner encumbered except by will or the laws of descent and distribution, and any attempted assignment, transfer, mortgage, pledge or encumbrance except as herein authorized, will be void and of no effect.

8.Withholding. The Company shall withhold from any payment hereunder an amount of shares of Company Stock sufficient to cover any required withholding taxes to the extent required by statutory withholding requirements.

9.Choice of Law. To the extent not preempted by Federal law, this Agreement and the Grid and all determinations and actions taken hereunder and thereunder shall be governed by the laws of the State of Missouri, without giving effect to principles of conflicts or choice of law, except for matters subject to the General Corporation Law of Delaware, which shall be governed thereby, without giving effect to principles of conflicts or choice of laws.

10.Adjustment. Appropriate adjustments in the number of shares of Stock shall be made by the Committee to give effect to adjustments made in the number or type of shares of Stock through a reclassification, stock dividend, stock split or stock combination, or similar event in accordance with the terms of the Plan.

11.Section 409A. It is intended that this Agreement shall be administered in a manner that will comply with or meet an exception from Section 409A of the Code, and this Agreement shall be administered and interpreted in accordance with such intent. The Committee may adopt rules deemed necessary or appropriate to qualify for an exception from or to comply with the requirements of Section 409A of the Code. Notwithstanding anything in this Section to the contrary, no amendment to or payment under this Agreement will be made unless permitted under Section 409A of the Code.

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IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

ENTERPRISE FINANCIAL SERVICES CORP

By:
Name:
Title:

___________________________________________
GRANTEE